Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Harley-Davidson, Inc. 2020 Incentive Stock Plan of our reports dated February 25, 2022 with respect to the consolidated financial statements and schedule[s] of Harley-Davidson, Inc. (the “Company”) and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Milwaukee, Wisconsin February 25, 2022